APPENDIX 3B
                                                          NEW ISSUE ANNOUNCEMENT
================================================================================


                                                Rule 2.7, 3.10.3, 3.10.4, 3.10.5
                                   APPENDIX 3B

                             NEW ISSUE ANNOUNCEMENT,
               APPLICATION FOR QUOTATION OF ADDITIONAL SECURITIES
                                  AND AGREEMENT


Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX's property and may be made public.

Introduced  1/7/96.  Origin:  Appendix  5.  Amended  1/7/98,  1/9/99,  1/7/2000,
30/9/2001,  11/3/2002,  1/1/2003.


Name  of  entity
--------------------------------------------------------------------------------
PROGEN  INDUSTRIES  LIMITED
--------------------------------------------------------------------------------

ABN
---------------------------
82  010  975  612
---------------------------

We (the entity) give ASX the following information.


PART  1  -  ALL  ISSUES
You must complete the relevant sections (attach sheets if there is not enough space).




1       +Class of +securities issued or to be      Options convertible into Ordinary shares
        issued
                                                   --------------------------------------------------

                                                   --------------------------------------------------
2       Number  of +securities issued or to        4,237,403 Options
        be issued (if known) or maximum
        number which may be issued
                                                   --------------------------------------------------

                                                   --------------------------------------------------
3       Principal terms of the +securities (eg,    Bonus Options will be issued for no
        if options, exercise price and expiry            consideration, exercise price of $2.50
        date; if partly paid +securities, the            per share and the expiry date is 31st
        amount outstanding and due dates                 May 2005 at 5.00 pm ( Brisbane Time )
        for payment; if +convertible
        securities, the conversion price and
        dates for conversion)
                                                   --------------------------------------------------


--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

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NEW ISSUE ANNOUNCEMENT
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                                                   --------------------------------------------------
4       Do the +securities rank equally in all     No
        respects from the date of allotment
        with an existing +class of quoted
        +securities?

        If the additional securities do not        Not Applicable
        rank equally, please state:
        -  the date from which they do
        -  the extent to which they
           participate for the next
           dividend, (in the case of a
           trust, distribution) or interest
           payment
        -  the extent to which they do not
           rank equally, other than in
           relation to the next dividend,
           distribution or interest payment
                                                   --------------------------------------------------

                                                   --------------------------------------------------
5       Issue price or consideration               $2.50 per share

6       Purpose of the issue                       Is to support Progen's growth strategy, increase
        (If issued as consideration for the        investor interest and improve liquidity in the
        acquisition of assets, clearly identify    Company's Shares over the long term.
        those assets)
                                                   --------------------------------------------------

                                                   --------------------------------------------------
7       Dates of entering +securities into         3rd December 2003.
        uncertificated holdings or despatch
        of certificates
                                                   --------------------------------------------------


                                                   --------------------------------------------------
                                                   Number               +Class
                                                   --------------------------------------------------
8       Number and +class of all                   33,899,223           Ordinary shares
        +securities quoted on ASX                  4,237,403            Options which expire
        (including the securities in clause 2                           on 31 May 2005
        if applicable)
                                                   --------------------------------------------------


--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

Appendix  3B  Page  2                                                   1/1/2003


                                                                     APPENDIX 3B
                                                          NEW ISSUE ANNOUNCEMENT
================================================================================



                                                   --------------------------------------------------
                                                   Number               +Class
                                                   --------------------------------------------------
9       Number and +class of all                   1,168,220            Options for Ordinary
        +securities not quoted on ASX                                   shares
        (including the securities in clause 2
         if applicable)                            --------------------------------------------------

                                                   --------------------------------------------------
10      Dividend policy (in the case of a          Not Applicable
        trust, distribution policy) on the
        increased capital (interests)
                                                   --------------------------------------------------


PART  2  -  BONUS  ISSUE  OR  PRO  RATA  ISSUE

                                                        -------------------------------------------
11      Is security holder approval                     No
        required?
                                                        -------------------------------------------

                                                        -------------------------------------------
12      Is the issue renounceable or non-               Non - Renounceable.
        renounceable?
                                                        -------------------------------------------

                                                        -------------------------------------------
13      Ratio in which the +securities will             One option for every eight shares held
        be offered
                                                        -------------------------------------------

                                                        -------------------------------------------
14      +Class of +securities to which the              Options for Ordinary Shares
        offer relates
                                                        -------------------------------------------

                                                        -------------------------------------------
15      +Record date to determine                       28th   November 2003
        entitlements
                                                        -------------------------------------------

                                                        -------------------------------------------
16      Will holdings on different registers            Yes
        (or subregisters) be aggregated for
        calculating entitlements?
                                                        -------------------------------------------

                                                        -------------------------------------------
17      Policy for deciding entitlements in             Rounded down
        relation to fractions
                                                        -------------------------------------------

                                                        -------------------------------------------
18      Names of countries in which the                 Bonus Options will only be issued, to those
        entity has +security holders who will           persons whose registered address is in
        not be sent new issue documents                 Australia, New Zealand or other
        Note: Security holders must be told how their   jurisdiction in which the Bonus Issue
        entitlements are to be dealt with.              can be lawfully conducted without
        Cross reference: rule 7.7.                      compliance with registration,
                                                        qualification or other legal
                                                        requirements.
                                                        -------------------------------------------

                                                        -------------------------------------------
19      Closing date for receipt of                     Not Applicable
        acceptances or renunciations
                                                        -------------------------------------------



--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

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                                                        -------------------------------------------
20      Names of any underwriters                       Not Applicable
                                                        -------------------------------------------

                                                        -------------------------------------------
21      Amount of any underwriting fee or               Not Applicable
        commission
                                                        -------------------------------------------

                                                        -------------------------------------------
22      Names of any brokers to the issue               Not Applicable
                                                        -------------------------------------------

                                                        -------------------------------------------
23      Fee or commission payable to the                Not Applicable
        broker to the issue
                                                        -------------------------------------------

                                                        -------------------------------------------
24      Amount of any handling fee payable              Not Applicable
        to brokers who lodge acceptances
        or renunciations on behalf of
        +security holders
                                                        -------------------------------------------

                                                        -------------------------------------------
25      If the issue is contingent on                   Not Applicable
        +security holders' approval, the date
        of the meeting
                                                        -------------------------------------------

                                                        -------------------------------------------
26      Date entitlement and acceptance                 5th December 2003.
        form and prospectus or Product
        Disclosure Statement will be sent to
        persons entitled
                                                        -------------------------------------------

                                                        -------------------------------------------
27      If the entity has issued options, and           5th December 2003.
        the terms entitle option holders to
        participate on exercise, the date on
        which notices will be sent to option
        holders
                                                        -------------------------------------------

                                                        -------------------------------------------
28      Date rights trading will begin (if              Not Applicable
        applicable)
                                                        -------------------------------------------

                                                        -------------------------------------------
29      Date rights trading will end (if                Not Applicable
        applicable)
                                                        -------------------------------------------

                                                        -------------------------------------------
30      How do +security holders sell their             Not Applicable.
        entitlements in full through a
        broker?
                                                        -------------------------------------------

                                                        -------------------------------------------
31      How do +security holders sell part              Not Applicable.
        of their entitlements through a
        broker and accept for the balance?
                                                        -------------------------------------------


--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

Appendix  3B  Page  4                                                   1/1/2003


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                                                                     APPENDIX 3B
                                                          NEW ISSUE ANNOUNCEMENT
================================================================================


32      How do +security holders dispose of             Not Applicable.
        their entitlements (except by sale
        through a broker)?

33      +Despatch date                                  5th December 2003.



PART  3  -  QUOTATION  OF  SECURITIES
You need only complete this section if you are applying for quotation of securities


34   [ ]  Type of securities
          (tick one)

(a)   X   Securities described in Part 1

(b)  [ ]  All other securities
          Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities


ENTITIES  THAT  HAVE  TICKED  BOX  34(a)

ADDITIONAL  SECURITIES  FORMING  A  NEW  CLASS  OF  SECURITIES


Tick to indicate you are providing the information or documents


 35  [ ]  If the +securities are +equity securities, the names of the 20 largest holders of the additional +securities, and the number and percentage of additional +securities held by those holders

 36  [ ]  If the +securities are +equity securities, a distribution schedule of the additional
          +securities setting out the number of holders in the categories
          1 - 1,000
          1,001 - 5,000
          5,001 - 10,000
          10,001 - 100,000
          100,001 and over

 37  [ ]  A copy of any trust deed for the additional +securities



--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

1/1/2003                                                   Appendix  3B  Page  5

APPENDIX 3B
NEW ISSUE ANNOUNCEMENT
================================================================================



ENTITIES  THAT  HAVE  TICKED  BOX  34(b)


38   Number of securities for which
     +quotation is sought
                                                     -------------------------------

                                                     -------------------------------
39   Class of +securities for which
     quotation is sought
                                                     -------------------------------

                                                     -------------------------------
40   Do the +securities rank equally in all
     respects from the date of allotment
     with an existing +class of quoted
     +securities?

     If the additional securities do not
     rank equally, please state:
     -  the date from which they do
     -  the extent to which they
        participate for the next dividend,
        (in the case of a trust,
        distribution) or interest payment
     -  the extent to which they do not
        rank equally, other than in
        relation to the next dividend,
        distribution or interest payment
                                                     -------------------------------

                                                     -------------------------------
41   Reason for request for quotation now
     Example: In the case of restricted securities,
     end of restriction period

     (if issued upon conversion of
     another security, clearly identify that
     other security)
                                                     -------------------------------

                                                     -------------------------------
                                                     Number          +Class
                                                     -------------------------------
42   Number and +class of all +securities
     quoted on ASX (including the
     securities in clause 38)






--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

Appendix  3B  Page  6                                                   1/1/2003

                                                                     APPENDIX 3B
                                                          NEW ISSUE ANNOUNCEMENT
================================================================================



QUOTATION  AGREEMENT

1     +Quotation  of our additional +securities is in ASX's absolute discretion.
ASX  may  quote  the  +securities  on  any  conditions  it  decides.

2     We  warrant  the  following  to  ASX.

     - The issue of the +securities to be quoted complies with the law and is not for an illegal purpose.

     -    There  is  no  reason  why  those  +securities  should  not be granted
          +quotation.

     - An offer of the +securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act.

          Note: An entity may need to obtain appropriate warranties from subscribers for the securities in order to be able to give this warranty

     - Section 724 or section 1016E of the Corporations Act does not apply to any applications received by us in relation to any +securities to be quoted and that no-one has any right to return any +securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the +securities be quoted.

     - We warrant that if confirmation is required under section 1017F of the Corporations Act in relation to the +securities to be quoted, it has been provided at the time that we request that the +securities be quoted.

     - If we are a trust, we warrant that no person has the right to return the +securities to be quoted under section 1019B of the Corporations Act at the time that we request that the +securities be quoted.





--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

1/1/2003                                                   Appendix  3B  Page  7

APPENDIX 3B
NEW ISSUE ANNOUNCEMENT
================================================================================



3 We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement.

4 We give ASX the information and documents required by this form. If any information or document not available now, will give it to ASX before +quotation of the +securities begins. We acknowledge that ASX is relying on the information and documents. We warrant that they are (will be) true and complete.


Sign  here:                                   Date:  19  November  2003.
                 (Director)


Print  name:     Stephen  Chang.

                                 == == == == ==






--------------------------------------------------------------------------------
+  See  chapter  19  for  defined  terms.

Appendix  3B  Page  8                                                   1/1/2003


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